Exhibit 10.1


                                    AGREEMENT

                         for establishing a credit line

                                      # 250

                              Kazkommertsbank OJSC

                                       and

                               Karakudukmunay JSC


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This Agreement has been signed in the city of Almaty on May 6, 2002.

by and between
--------------

     (1) Kazkommertsbank OJSC in the person of the Deputy Chairman of the Board Mr. A. L. Dautov acting on the basis of Power of attorney # 490 dated January 31, 2002, and

     (2) Closed joint-stock company Karakudukmunay in the person of the Administrative Manager Mr. U. B. Khairov acting on the basis of the unnumbered Power of Attorney dated April 30, 2002,

hereinafter collectively referred to as "the Parties"

ARTICLE 1. Definitions
----------------------
1.1.     The terms used in this Agreement shall have the following meaning:

Bank                          Open Joint-Stock Company Kazkommertsbank
----

Company                       (a) the person having concluded this Agreement
-------                       with the Bank, Close joint-stock company
                              Karakudukmunay (hereinafter referred to as "the
                              Borrower") and

                              (b) the person(s) indicated in Appendix # 1 to the Agreement (all together and each separately) having acceded to the Agreement for receiving the Credit Line (hereinafter referred to as "the Affiliated persons"), all together [subparagraphs
                              (a) and (b)] and each separately;

Agreement                     this  Agreement  for  establishing  a credit line
---------                     (including  the  Accessorial Agreements, all
                              together and each separately);

Accessorial Agreement         (a) agreement(s) [concluded between the Bank and
---------------------         the Company in the form established by the Bank in
                              the context of the Agreement and being an integral part of the Agreement] determining terms and conditions of granting the Credit Line (method and procedure of granting the financing, purpose, amount, term, rate of compensation (interest), commissions, procedure of repayment of the debt, etc.) and

                              (b) agreement(s) concluded between the Bank and the Company beyond the Agreement, but included by them into the context of the Agreement and being an integral part of the Agreement [indicated in Appendix # 2 to the Agreement], all together [subparagraphs (a) and (b)] and each separately;

Credit Line                   financing provided by the Bank for the Company
-----------                   under the terms and conditions of the Agreement in
                              the forms of credits, overdrafts, transactions with notes, leasing, bank guarantees, security, letters of credit, issuing payment cards, and other forms of financing (crediting);

Term of the Credit Line       the time, not later than at the expiry of which
-----------------------       all sums of the Debt are to have been paid by the
                              Company to the Bank;

Limit                         the maximum amount of the Credit Line;
-----

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Period of Availability        period of time, during which the Company may
----------------------        utilize the Credit Line;

Revolving                     possibility of the Company to repeatedly utilize
---------                     the Credit Line subject to the Limit and the
                              Period of Availability;

Available Resources           the Limit during the Period of Availability less
-------------------           the amount of the Credit Line used by the Company
                              (unpaid to the Bank);

Loan                          amount of the Credit Line used by the Company
----                          (unpaid to the Bank) (including [but not limited
                              to the following amount of]: credits, overdrafts, leasing received by the Company; letters of credit opened by the Bank; guarantees, security provided by the Bank; notes guaranteed and/or accepted by the Bank; used credit limit on payment cards issued by the Bank, etc.);

Obligations                   obligations and liabilities of the Company under
-----------                   the Agreement - all together and each separately;

Security                      means of ensuring fulfillment of the Obligations
--------                      of the Company provided for by the Agreement
                              and/or other agreements (including, but not limited to those indicated in Appendix # 3 to the Agreement);

Debt                          amount of (a) the Loan (principal debt) [including
----                          but not limited to: credits, overdrafts, leasing
                              received by the Company; letters of credit opened by the Bank; guarantees, security provided by the Bank; notes guaranteed and/or accepted by the Bank; used credit limit on payment cards issued by the Bank, etc.]; (b) compensation (interest) charged, commissions for risks, forfeit (fine, penalties), payments provided for by the Bank
                              Tariffs; (c) any other commissions and payments to be paid by the Company to the Bank under the terms of the Agreement;

Default                       assertion by the Bank of a fact of:
-------                       (a) occurrence of any circumstances jeopardizing
                              proper fulfilment of the Obligations by the Company, and/or (b) breach by the Company of any Obligation, when any of the Bank's rights provided for in Article 5.1 of the Agreement arise;

Cross-default                 arising of any right of the Bank similar to the
-------------                 Bank's rights under the Agreement arising in the
                              event of Default (provided for in Article 5.1 of the Agreement) with regard to any other, not relating to the Agreement, transactions (concluded between the Bank and the Company and effective when the Bank asserts the Company's Default under the Agreement).

1.2. Unless the context implies otherwise, any singular words in the Agreement shall also mean plural and vice versa, whereas the words referring to persons shall mean both legal entities and individuals.

ARTICLE 2. Credit Line
----------------------

2.1. The Bank establishes the Credit Line for the Borrower subject to the following terms and conditions:

     (a) the Limit of USD 33,000,000.00 (thirty three million dollars 00 cents), including:
          (1)  revolving part of 3,000,000.00 (three million dollars 00 cents);
          (2) non-revolving part of 30,000,000.00 (thirty million dollars 00 cents);

     (b) the Term of the Credit Line of 5 (five) years from May 6, 2002, to May 6, 2007, including:
          (1) term of the revolving part of the Credit Line, 4 (four) years from May 6, 2002, to May 6, 2006;
          (2) term of the non-revolving part of the Credit Line, 3 (three) years from May 6, 2002, to May 6, 2005;

     (c)  the Period of Availability of 3 (three) years, including:
          (1)  for the revolving part of the Credit Line, 3 (three) years;
          (2) for the non-revolving part of the Credit Line, up to 1 (one) month;

     (d) _______________ of the amount of the Limit for use in the form of overdrafts with the Period of Availability up to _______________;

     (e) _______________ of the amount of the Limit for use on payment cards issued by the Bank; on terms of security, fixed term, repayment, and compensation.

2.2. Considering that the Borrower:

     (a) applied to the Bank with a request to extend the Agreement to the Affiliated persons and to grant the Credit Line to the Affiliated persons subject to the same terms that to the Borrower;

     (b) unconditionally and irrevocably assumes full joint responsibility to the Bank on obligations of any and all of the Affiliated persons under the Agreement and empowers the Bank to make demands on the obligations of any and all of the Affiliated persons under the Agreement (including on any of the Accessorial Agreements) directly to the Borrower and to collect the Security in the event of violation of the Obligations by either the Borrower itself, or by any of the Affiliated persons;

     (c) agrees that the Bank and any of the Affiliated parties is empowered to conclude, within the framework of the Agreement, Accessorial Agreements (including additional agreements to the Accessorial Agreements), which shall be an integral part of the Agreement, without participation and notification of the Borrower;

     (d) undertakes to consider any outstanding obligations of any and all of the Affiliated parties under the Agreement to be its own,

     the Bank grants to the Affiliated persons are right to use the Credit Line within the same limits and subject to the same terms of the Agreement that to the Borrower.

2.3. The Credit Line shall be granted to the Company (the Borrower and the Affiliated persons) by means of concluding an appropriate Accessorial Agreement. The following conditions are compulsory (unless the Bank determines otherwise) for granting the Credit Line by the Bank to the
     Company:

     (a) application of the Company to the Bank with an appropriate request for granting the Credit Line not less than 3 (three) months before the proposed date of concluding the corresponding Accessorial Agreement;

     (b)  proper fulfilment of the existing Obligations by the Company;

     (c) providing by the Company of all documents required by the Bank (including but not limited to notarised copies of the Company's foundation documents, resolutions of authorized bodies of the Company concerning conclusion of the Agreement (or accession to it) and providing the Security, any other documents confirming usage of the Credit Line for the purpose specified only and financial status of the Company);

     (d) providing by the Company and/or third parties of the Security satisfying the Bank's requirements to ensure fulfilment by the Company of all its Obligation arising from the Agreement (Borrower [including obligations of the Borrower on full joint responsibility before the Bank for all Affiliated persons] and Affiliated persons);

     (e) positive resolution of the authorized bodies of the Bank concerning granting the Accessorial Agreements based on the results of examination of the appropriate application from the Company.

ARTICLE 3. Use of the Credit Line for the Purposes Specified
------------------------------------------------------------

3.1. The Credit Line shall be granted to the Company for purposes not conflicting with the requirements of the legislation of the Republic of Kazakstan. The specific purposes of the Loan shall be determined in the Accessorial Agreement.


ARTICLE 4. Rights and obligations of the Bank and the Company
-------------------------------------------------------------

4.1. The Bank shall be entitled:

     (a) to collect (withdraw), without any notification or dispute, in any currency (regardless of the currency of the Loan) any amounts of the Debt (including outstanding) of the Company under the Agreement (any Accessorial Agreements) [including (but not limited to) the following amounts: the Loan, compensation (interest), forfeit (fine, penalties), commissions for risks, other commissions provided for by the Agreement and also by the Bank's Tariffs in effect when the corresponding transaction is effected (hereinafter "the Bank Tariffs"), losses and expenses relating to (caused by) any breach by the Company of any obligation under the Agreement] by way of direct debiting the Company's accounts with Kazkommertsbank OJSC, and also by way of presentation, to bank accounts of the Company (the Borrower and/or the Affiliated parties) established with any banks (organizations exercising any particular types of banking operations, and other credit organizations) in the Republic of Kazakstan and abroad, of payment orders executable without acceptance or other documents necessary for collection (withdrawal) of the money without acceptance and/or dispute. The payment order of the Bank shall be executed for the amount of money actually deposited on the bank account of the Company (the Borrower and/or the Affiliated parties) indicated in it, and for collection (withdrawal) of the entire sum of money indicated in the Bank's payment order, in the event of insufficiency of the money, the Bank's payment order shall be kept in the File to the bank account. In the event of collection of the money without acceptance in any currency other that the currency of the Loan, conversion of the collected money into the currency of the Loan shall be effected, at the Bank's option, at the rate established by the Bank for buying or selling of the collected currency or currency of the Loan;

     (b) to request and obtain from the Company all necessary information, including that of the financial status of the Company, to check on its financial and economical situation, usage of the Loan for the purpose specified, availability and condition of the Security, to demand that auditor's confirmation of the information provided be presented, and to independently assign (at the Company's expense) audit of the Company in the event of the Default;

     (c) to suspend or cease granting the Credit Line (to annul the Limit) unilaterally;

     (d) to refuse to grant the Credit Line in the event of failure to fulfil any of the conditions stipulated in Article 2.3. of the Agreement;

     (e) to demand that any transactions executed by the Company in defiance of the provisions of the Agreement be annulled or nullified;

     (f) to revise (reduce), at any time and at its own discretion, the limit of overdrafts indicated in subparagraph (d), Article 2.1. of the Agreement, including the event of decline in the credit turnover (without taking into consideration crediting resources, temporary financial assistance, and payments inside the company) on the current accounts of the Company with Kazkommertsbank OJSC

     (g) to assign any rights and obligations under the Agreement (any of the Accessorial Agreements) to any third party (parties) without the Company's consent.

4.2. The Company shall be entitled:

     (a) to repay the entire debt under the Agreement (including under any of the Accessorial Agreements) or any part of it to the Bank before the maturity date, providing that there are no written objections of the Bank, subject to payment of the compensation (interest) for the actual time of using the Loan and the commission for the advanced repayment of the Loan (as specified in paragraph (a), Article 7.1. of the Agreement), having the Bank notified of that 10 operational days prior to the proposed date of effecting such advanced repayment.

     (b) The Borrower and Affiliated persons are entitled to fulfil each others' obligations under the Agreement by way of transferring to the Bank of corresponding sums of money.

4.3. The Company shall be obliged:

     (a) to use the Loans in accordance with the purpose specified and to render maximal assistance to the Bank in verification of their usage for the purpose specified;

     (b) to notify the Bank immediately in writing of any circumstances that can negatively affect the regular (normal) economic activities of the Company, repayment of the Loan in due time, payment of the compensation (interest) and any other payments provided for by the Agreement, including:

               - detection of a threat (possibility) of liquidation, bankruptcy, or reorganization of the Company from: (i) authorized governmental agencies, or (ii) creditors of the Company, or (iii) participants (shareholders) of the Company, or (iv) any third parties;

               - distraining by third parties upon the Company's property and/or its bank accounts with any banks (organizations exercising any particular types of banking operations, and other credit organizations);

               - receiving claims and writs sent to the Company by third parties with regard to hearings in any state or arbitration courts [including (but not limited to): concerning collecting money or property from the Company, recognition of ownership of the Company's property, revoking the Company's license, nullification or rescinding of any transactions concluded by the Company with third parties and/or the Bank);

     (c) not to effect voluntary liquidation and/or reorganization in any form and not to establish, by itself or jointly with any third persons, any other legal entity without prior obtaining a written consent of the Bank to effecting such (similar) actions;

     (d) not to conclude pledge agreements, loan agreements (including credit agreements) with any third persons, not to present any guarantee or security; not to encumber its assets (fixed assets and other property), current and future income, not to distribute any net income received if there is an outstanding debt under the Agreement, not to alienate any fixed assets (immovable property and equipment) to any third parties in any form whatsoever [including (but not limited to): founder's contributions to authorized funds of legal entities being established, or payment for purchasing stock or share in the authorized fund of any legal entity), not to alter its foundation documents without prior obtaining a written consent of the Bank to effecting such (similar) actions;

     (e) to ensure that all the money to be received by the Company from any transactions are deposited only on the bank accounts of the Company with Kazkommertsbank OJSC;

     (f) to present to the Bank a full list of all bank accounts of the Company with all banks (organizations exercising any particular types of banking operations, and other credit organizations) on the territory of the Republic of Kazakstan and abroad, and also information on existence and amount of the Company's debt to them, to inform, without delay, the Bank in writing of any alterations and/or amendments made to the foundation documents (including those made as a result of re-registration), of establishing new bank accounts with any banks (organizations exercising any particular types of banking operations, and other credit organizations) on the territory of the Republic of Kazakstan and abroad (indicating the number of such account and the name of the bank), and also of any changes of its mailing details, legal address, composition of participants (shareholders) of the Company and bodies of the Company (executive, control, etc.);

     (g) to properly fulfil all additional (including financial) obligations specified in Appendix # 4 to the Agreement;

     (h) not to assign any rights and obligations under the Agreement (any Accessorial Agreement) to any third party (parties) without prior obtaining a written consent of the Bank;

     (i)  at the first inquiry of the Bank, to provide the latter with:

               - any documents necessary to check on the Security, whether the Loan is used for the purpose specified, and whether the Company observes the environmental regulations;

               - contracts, agreements, and covenants with all attachments and additional agreements to them (including those being the bases for concluding an Accessorial Agreement);

               - financial information (balance sheets, reports of the results of financial and economic activities, cash flow reports, etc.), reports of audits and auditing commissions, and also any other information of financial and economic nature and documents allowing to obtain information relating to financial status of the Company and its using the Loan;

     (j) to inform the Bank, without delay, in writing of occurrence of any circumstances, due to which (as a result of which) the Bank may assert the Company's default;

     (k) to effect all payments to the Bank relating to repayment of the debt under the Agreement without deducting any sums of money from them (including sums of the withholding tax) and, if effecting such deductions is compulsory, to increase the amounts of money payable to the Bank under the Agreement by the extent of such deductions;

     (l) to reimburse the Bank for all, without exception, losses and expenses caused by violation of the environmental regulations by the Company;

     (m) to include into all bank account agreements that are or will be concluded by the Company with any other banks (organizations exercising any particular types of banking operations, and other credit organizations) a clause that any unsatisfied (due to insufficiency of money on the bank account) payment orders of the Bank should be placed in the File and stored for one year;

     (n) not to reduce the average monthly credit turnover (without taking into consideration crediting resources, temporary financial assistance, and payments inside the company) on the current accounts of the Company with Kazkommertsbank OJSC, the amount of which is determined by the Bank.

ARTICLE 5. Liabilities under the Agreement
------------------------------------------

5.1. If any of the following events occurs:

     (a) breach by the Company (the Borrower and/or any of the Affiliated parties) of any of its obligations under the Agreement (any of the Accessorial Agreements); and/or

     (b) ascertainment by the Bank of the fact that the Company does not have money sufficient to fulfill all and/or current and/or regular obligations of the Company under the Agreement; and/or

     (c) if the Company and/or any of the third parties providing the Security are involved in any law proceedings with the amount of the suit constituting a considerable, in the Bank's opinion, value, and/or if the Company's property and/or any of its bank accounts is distrained or collected, or a real threat of that exists; and/or

     (d) ascertainment by the Bank of a threat to fullness and/or timeliness of fulfillment by the Company of its obligations under the Agreement, including, but not limited to any of the following events: suspected voluntary or forced bankruptcy or liquidation or reorganization of the Company and/or any of the third parties providing the Security; occurrence of death or missing of any participant or shareholder of the Company or a member of an individual (or a head of a collective) executive body of the Company; imposing a preventive punishment in the form of restraint upon any of the persons indicated in this subparagraph; departure of any of the persons indicated in this subparagraph from the Republic of Kazakstan for permanent residence; the Bank's lack of information of location of any of the persons indicated in this subparagraph; the information of composition of participants or shareholders of the Company and/or executive and/or any other body of the Company presented by the Company to the Bank is contrary to fact; the Company does not have a properly, that is in accordance and foundation documents of the Company, elected (or appointed) executive and/or any other body; any changes in the composition of the executive and/or any other body of the Company and/or participants or shareholders of the Company without a prior approval of the Bank; and/or

     (e) if the Company and/or a third party (surety, guarantor) have not provided, within the period appointed by the Bank, the Security stipulated by the Agreement and/or any other agreement, or violated any of their obligations under the Security agreements (including, but not limited to property pledge agreements, guarantees and/or surety provided, etc.) and/or

     (f) if the Company failed to pay to the Bank any amounts of money under the Agreement (any Accessorial Agreement) in time and/or fully; and/or

     (g) if the Company violated any of its obligations to any third parties to a considerable, in the Bank's opinion, amount; and/or

     (h) if the Company used and/or is using the Loan not for the purpose specified; and/or

     (i) if the Company presented inadequate financial statements or inadequate information with regard to its income and/or availability (condition) of the Security; and/or

     (j) if the Company violated any of the guarantees specified in Article 8 of the Agreement,

then the Bank may assert the Company's Default and shall acquire the following rights:

     (i) to demand that the Company should, before the appointed time (within a period named by the Bank), fulfill all its obligations under the Agreement (Accessorial Agreement): to repay the full amount of the Loan, to pay the compensation (interest) charged, as well as any other sums of the debt under the Agreement; and/or

     (ii) to collect the Security (exercise its rights with regard to the Security); and/or

     (iii) to assert the Company's Cross-Default (that is, exercise the same rights that the Bank acquires under the Agreement in the event of the Default with regard to all other transactions, not related to the Agreement, concluded between the Bank and the Company); and/or

     (iv) to demand that the Company should transfer to the Bank money in the amount fully covering any obligations existing as of the date of the Default or possible in the future:

          (a) of the Bank, assumed by the latter to any third parties under the Agreement (Accessorial Agreements) [including but not limited to: letters of credit opened by the Bank; guarantees, security provided by the Bank; notes guaranteed and/or accepted by the Bank; payment cards issued by the Bank, etc.] for the Bank to form a coverage (reserve) on all such obligations of the Bank to the third parties, and also

          (b)  of the Company to the Bank under the Agreement, and/or

     (v) to effect withdrawal (collection) of the corresponding amounts of money without acceptance and dispute by way of direct debiting the Company's accounts with Kazkommertsbank OJSC, and also by way of presentation, to bank accounts of the Company (the Borrower and the Affiliated parties) established with any banks (organizations exercising any particular types of banking operations, and other credit organizations) in the Republic of Kazakstan and abroad, of payment orders executed without acceptance or other documents (not requiring acceptance by the Company) that are necessary for collection (withdrawal) of the money without acceptance and/or dispute with a view to forming a cover (reserve) for obligations of the Company to the Bank under the Agreement and for the obligations assumed to any third parties under the Accessorial Agreements concluded by the Bank with the Company

5.2. In the event of a breach by the Company of any of its non-financial obligations, and also in the event of violation by the Company and/or third parties (including surety and guarantors) of any obligations concerning providing the Security (including in the event of evasion (i) of conclusion and/or registration of the property pledge agreement, or (ii) of providing guarantee or surety, or (iii) of fulfillment of the obligation on effecting payments relating to the conclusion and/or registration (re-registration) of the pledge agreements and/or additional agreements to them with authorized agencies and/or authorized persons, etc.), the Company shall pay to the Bank a penalty (fine) in the amount of _____ % of the sum of the Limit (Article 2.1 subparagraph (a) of the Agreement) for each day of the violation.

5.3. Reimbursement for the expenses and losses and payment of the forfeit (fine, penalty) shall not release the Company from its liability to fulfill the broken Obligation in due course.

5.4. Liability of the Borrower and the Affiliated parties to the Bank on any of there obligations arising out of the Agreement shall be full and collective. In this regard, the Bank shall be entitle to demand that the Obligations should be fulfilled by both the Borrower and the Affiliated parties together, and each of them separately, both in full and as regards the Debt.

5.5. Liability of the Company under the Agreement shall not be limited by occurrence of force-majeure circumstances.

5.6. The Security provided to the Bank by the Company and/or the third parties assures fulfillment of all Obligations of the Company (the Borrower and the Affiliated parties) under the Agreement.

5.7. In the event of violation of obligations on payment of any of the commissions provided for by Article 7.1. of the Agreement, the Company pays to the Bank a penalty (fine) in the amount of _____% of the outstanding payment for each day of the delay.

5.8. In the event of violation of obligations on payment of any of the commissions provided for by Article 7.2. of the Agreement, the Borrower pays to the Bank a penalty (fine) in the amount of _____% of the outstanding payment for each day of the delay.


ARTICLE 6. Repayment procedure
------------------------------

6.1. The Company shall effect repayment of the Loan and payment of the compensation (interest), commission for risks and other payment by way of transferring the money to the Bank within the time and in the amount specified in the Agreement (including the corresponding Accessorial Agreement).

6.2. Repayment by the Company of the debt under the Agreement shall be effected in the following sequence:
     (1) sum of the payments provided for by the Bank Tariffs and/or the Agreement;
     (2)  sum of the commission for risks;
     (3)  sum of the compensation (interest);
     (4) sum of the Loan [including (but not limited to): credits, overdrafts, leasing received by the Company; letters of credit opened by the Bank; guarantees, security provided by the Bank; notes guaranteed and/or accepted by the Bank; used credit limit on payment cards issued by the Bank, etc.].

     In the event of occurrence of any outstanding debt on repayment of the Loan and/or payment of the compensation (interest) charged and/or the commissions, the debt of the Company under the Agreement shall be repaid in the following sequence:
     (1) sum of expenses and losses of the Bank under the Agreement, including those provided for in Article 7.3. of the Agreement;
     (2) sum of the payments provided for by the Bank Tariffs and/or the Agreement;
     (3)  sum of the forfeit (fine, penalty);
     (4)  sum of the commission for risks;
     (5)  sum of the compensation (interest);
     (6) sum of the Loan [including (but not limited to): credits, overdrafts, leasing received by the Company; letters of credit opened by the Bank; guarantees, security provided by the Bank; notes guaranteed and/or accepted by the Bank; used credit limit on payment cards issued by the Bank, etc.].

     However, the Bank shall be entitled to determine and apply, at its own discretion, any other sequence of repayment of the debt of the Company under the Agreement.

6.3. In the event of delay by the Company of payment of any sum of the Loan and/or compensation (interest) and/or commission and/or forfeit (fine) under the Agreement (including any of the Accessorial Agreements), the Bank reserves the right to suspend charging the Loan, compensation (interest), commission, and forfeit (fine) in accordance with its internal documents. Subsequently, after fulfillment by the Company of its obligations of payment of the debts under the Agreement, the outstanding Obligations of the Company shall be fixed in accordance with the provisions of the Agreement (the corresponding Accessorial Agreement) without taking the suspension period into consideration, unless the Bank determines otherwise in writing.

6.4. In the event of any change of:
          -    financial and/or credit market; and/or
          - conditions and/or sources of attraction and/or formation and/or placement by the Bank of credit and/or deposit and/or any other financial resources [including, but not limited to: (i) adoption of corresponding resolutions by the legislative agencies of the Republic of Kazakstan or by the Government of the Republic of Kazakstan, or by the National Bank of the Republic of Kazakstan, and/or (ii) any adverse for the Bank change of the rate of refinancing and/or exchange rate (rates) of any foreign currency (currencies) to tenge, and/or indices of inflation, devaluation, rise in price of the deposit and/or any other financial resources attracted by the Bank, etc.]

     the Bank reserves the right to unilaterally alter any terms and conditions of the Agreement (all Accessorial Agreements) [including, but not limited to: rate of compensation (interest), amount of forfeit (fine), commissions] on the expiry of 10 (ten) days from the date of sending by the Bank of a written notification (hereinafter "the written notification") to the address of Company. In this case the Company shall either (i) accept the new terms and conditions of the Agreement (all Accessorial Agreements), or
     (ii) within 10 (ten) days of the date of sending the written notification by the Bank to the Company fully repay to the Bank the entire amount of the debt under the Agreement before the appointed date (without paying the commission for the advanced repayment indicated in paragraph (a), Article
     7.1 of the Agreement), except for repayment of the debt under the Accessorial Agreements relating to assuming by the Bank obligations to third parties [including but not limited to: letters of credit opened by the Bank; guarantees, security provided by the Bank; notes guaranteed and/or accepted by the Bank; payment cards issued by the Bank, etc.] that may be repaid before the appointed date only subject to a written consent of the Bank, and, if the Bank objects to repayment of the debt under such Accessorial Agreements before the appointed date, the Company shall be obliged to accept the new terms and conditions of the Agreement. Unless the Company exercises the right to advanced repayment of the debt, the new terms and conditions of the Agreement shall come into force and become binding upon the Company and the Bank on the expiry of 10 (ten) days from the date of sending by the Bank of the written notification to the Company, which shall be an integral part of the Agreement.

6.5. In the event of returning by the Bank to the Company of all or part of the money deposited by the Company to the Bank in tenge as coverage of a letter of credit and/or guarantee, payment on which should have been made in a foreign currency or in tenge in the amount equivalent to a certain sum in the foreign currency, such returning shall be effected by the Bank in tenge within the limits of the sums of money actually deposited by the Company to the Bank without taking into account its equivalent in the foreign currency as of any date.

6.6. Unless the Bank determines otherwise in writing, the amounts of forfeit (penalty, fine) and commission under the Agreement shall be charged in the foreign currency (in which the Loan was granted), whereas payment to the Bank of the sums of forfeit (penalty, fine) and commissions under the Agreement shall be effected by the Company in tenge in the amount calculated at the rate of selling of the foreign currency (in which the Loan is granted) as of the date of payment, respectively, of the forfeit (penalty, fine) and the commissions established by Kazkommertsbank OJSC taking into account the Bank's commission for conversion of the amounts of forfeit (penalty, fine) and commissions from tenge into the foreign currency (in which the Loan is granted).

ARTICLE 7. Commissions and expenses (losses)
--------------------------------------------

7.1. The Company is obliged:

     (a) to pay to the Bank commission for advanced repayment of the Loan (any part of it) in the amount of _____ % of the sum of the Bank's outstanding compensation (interest) under the corresponding Accessorial Agreement within a ten day period of the date of the advanced repayment of the Loan (any part of it). The above commission shall not be charged under any Loans granted by the Bank for a period less than six months;

     (b) to pay to the Bank commission for prolongation of the Accessorial Agreement in the amount of _____ % of the prolonged sum within a ten day period of the date of each prolongation.

7.2. The Borrower is obliged:

(a) to pay to the Bank commission for organization of establishing the Credit Line in the amount of _____ % of the Limit (subparagraph (a), Article 2.1 of the Agreement) within a _____ day period of conclusion of the Agreement;

(b) to pay to the Bank commission for obligation in the amount of _____ % per year of the non-revolving part of the Limit unused by the Company (subparagraph (a), Article 2.1 of the Agreement), which shall be paid by the Borrower not later the _____ day of each month, beginning from the date of conclusion of the Agreement, until the expiry of the corresponding, for the non-revolving part of the Limit, Period of Availability (subparagraph
     (c), Article 2.1. of the Agreement).

7.3. The Company is obliged, within a five day period of receiving a corresponding instruction from the Bank, to reimburse the latter for the following expenses and losses:

     o payments for registration of notices of non-fulfillment of obligations, notices of auctions of the pledged property;

     o payments for publication of notices in the press and other mass media (including those of auctions of the pledged property, commencement of bankruptcy proceedings, advertising of the pledged property, etc.);

     o payment for notary services on verification of authenticity of copies of the Agreement (all Accessorial Agreements) enclosed when presenting the payment orders to the Company's bank accounts by the Bank;

     o payment of expenses of registration (re-registration) of the pledge agreements with authorized agencies, organizations, and persons;

     o    traveling expenses of the Bank's employees when they travel for:
          (1) settlement of issues relating to fulfillment of the Obligations by the Company;
          (2) assessment, verification of availability and safety of the pledged property;
          (3) any other aspects relating to implementation of the pledge agreements;

     o payment of expenses relating to assessment and storage of the pledged property (including payments for public utilities, lease, etc.);

     o payments for the services of third parties (including storage of the pledged property, auditing, assessment);

     o any other expenses and losses incurred by the Bank due to violation of the Obligations by the Company (including when collecting any amounts of debt under the Agreement from the Company by the Bank).

The expenses and losses of the Bank shall be collected in addition to the amounts of forfeit (fine, penalty) and need to be confirmed by appropriate documents.

ARTICLE 8. Guarantees
---------------------

8.1. The Company guarantees to the Bank that:

     (a) the Company is a legal entity properly established and legally existent in accordance with the laws of the place of its state registration, possesses unlimited legal capacity to acquire rights and bear liabilities under the Agreement, and also all necessary licenses (permissions) to exercised any activities financed under the Agreement, and observes all established environmental regulations;

     (b) conclusion of the Agreement by the Borrower and acceding of the Affiliated parties to the Agreement for obtaining the Credit Line does not conflict with the foundation documents of the Company, the current legislation of the Republic of Kazakstan and the legislation of the place of incorporation of the Company, any other transactions concluded by the Company with any third parties; is approved by the bodies of the Company authorized by its foundation documents and also by any other third parties, including governmental agencies (if obtaining such approval is required by the law). If, subsequently, the Bank requires that the Company should submit the documents and/or perform certain actions to confirm the approval of conclusion by the Company of the Agreement and the Security agreements by the bodies of the Company and the third parties (including governmental agencies), such documents will be submitted and actions performed by the Company within the time appointed by the Bank;

     (c) the Company and the third parties providing the Security are not in the stage of bankruptcy, rehabilitation, reorganization, liquidation, and that the competent bodies do not have applications for execution of such actions;

     (d) the Company is not involved into any legal proceedings as a defendant (co-defendant) on any claims for a total amount exceeding 100,000 US Dollars;

     (e) that the debt of the Company on taxes and any other obligatory payments to the budget does not exceed and will not exceed in the future 5,000,000 tenge;

     (f) that the foundation documents of the Company, composition of its management bodies and of the participants and/or shareholders of the Company will not be changed without prior obtaining a written consent of the Bank;

     (g) that there are no obligations that can negatively affect the business of the Company, its financial and economic status, property and paying capacity;

     (h) that the Security provided by the Company and/or the third parties properly exists, executed in accordance with the requirements of the legislation, and that there is no threat of its losing, destruction, or annulment. The third parties providing the Security comply with all the provisions specified in Article 8 of the Agreement;

     (i) fulfillment of the Obligations under the Agreement will be effected by the Company prior to any other obligations to any third parties, and the Company will not assume any obligations to any third parties that can negatively affect its capacity to fulfill its obligations under the Agreement properly and promptly, or otherwise infringe upon the Bank's interests under the Agreement;

     (j) there are no violations by the Company of any obligations to any third parties on any transactions;

     (k) the consent granted by the Company to the Bank to collection by the Bank of any amounts of the Company's Debt under the Agreement, without acceptance and dispute, by way of direct debiting the Company's bank accounts with Kazkommertsbank OJSC, and also by way of presenting payment orders, to be executed without acceptance, to the bank accounts of the Company established with any banks (organizations exercising any particular types of banking operations, and other credit organizations) on the territory of the Republic of Kazakstan and abroad, is irrevocable and perpetual.

ARTICLE 9. Miscellaneous terms and conditions
---------------------------------------------

9.1. Any notification or request required or drawn up in the context of the Agreement for the Bank or the Borrower shall be presented in a written form. Such notification or request shall be considered properly presented or sent when delivered personally or by post to the following address:

      For the Bank:
      -------------
      Open Joint-Stock Company KAZKOMMERTSBANK
      Republic of Kazakstan, 480060
      Almaty, 135/H Gagarin av.
      Attn.: Mr. N. S. Subkhanberdin, Ms. N. A. Zhusupova

      For the Borrower:
      -----------------
      Close Joint-Stock Company Karakudukmunay
      Republic of Kazakstan, 466200
      Aktau, District 3, Building 82
      Attn.: Mr. N. D. Klinchev

9.2. All documents and correspondence shall be written in the Russian language.

9.3. All disputes that arise with regard to the Agreement shall be resolved using the substantive law of the Republic of Kazakstan and in accordance with the procedure provided for by the legislation of the Republic of Kazakstan in a court at the location of the Bank or its affiliate (at the discretion of the Bank).


ARTICLE 10. Final provisions
----------------------------

10.1. Any Accessorial Agreement shall be an integral part of the Agreement. Provisions of the Agreement shall be directly applied to all legal relations arising between the Bank and the Company with regard to conclusion and execution of the Accessorial Agreement.

10.2. In the event of any conflicts between the Agreement and any Accessorial Agreement, provisions of the Agreement shall have the priority and be applied, unless the Bank determines otherwise in writing. In the event of concluding an Accessorial Agreement, some of the provisions of which exceed the bounds established by the Agreement (for example, exceeding the Limit, Term of the Credit Line, Period of Availability, etc.), the Agreement itself and such Accessorial Agreement remain valid in full, unless the Bank determines otherwise in writing.

10.3. All alterations and/or amendments to the Agreement shall be executed as additional agreements to it to be signed by representatives of the Bank and the Borrower, which shall be also binding upon the Affiliated parties beginning from the date of their conclusion.

10.4. All notifications relating to the terms and conditions of the Agreement shall be sent by the Bank only to the Borrower at the address indicated in the Agreement.

10.5. All notifications relating to the terms and conditions of any particular Accessorial Agreement shall be sent by the Bank only to a party to such Accessorial Agreement (the Borrower or any of the Affiliated Parties respectively).

10.6. The Agreement is executed in 3 (three) copies having equal legal force, two for the Bank, one for the Borrower.


               LEGAL ADDRESSES AND BANKING DETAILS OF THE PARTIES:
               ---------------------------------------------------

BANK: Kazkommertsbank OJSC - Republic of Kazakstan, Almaty, 480060, 135/H Gagarin av., correspondent account 900161126, MFO 190501926 in the Department of payment systems of the National Bank of the Republic of Kazakstan, RNN 600400055239, residency code 1, economy sector code 4;

BORROWER: Karakudukmunay JSC - Republic of Kazakstan, Mangistau oblast, Aktau, 466200, District 3, Building 82, proceeds account 06467365, currency account 05070546 in Aktau affiliate of Kazkommertsbank OJSC, RNN 430600001175, residency code 1, economy sector code 7.

                           BANK                      COMPANY

                  /s/  A. L. Dautov               U.B. Khairov
                  -----------------------         -----------------------
                       A. L. DAUTOV               U. B. KHAIROV

                                                   Appendix # 1

                                                   to Agreement for establishing
                                                   a credit line # 250
                                                   dated May 6, 2002

Hereby we, the underwritten, having been acquainted with the text of the Agreement for establishing a credit line # 250 dated May 6, 2002 (hereinafter "the Agreement") concluded between Kazkommertsbank OJSC ("the Bank") and Karakudukmunay JSC ("the Borrower"), with a view to our obtaining financing ("the Credit Line"),

          -    fully accede to the Agreement as the Affiliated parties;

          - announce that the Agreement does not contain any provisions that we (based on our reasonable interests) would like to alter or annul, and also confirm that in concluding the Agreement each of us acts of its own free will and in its interests;

          - from the moment of signing this Appendix, are bound by the terms and conditions of the Agreement as the Company, including confirming all rights of the Bank and assuming all obligations of the Company provided for by the Agreement;

          - assume full joint responsibility to the Bank for each other and for the Borrower on all, without exception, Obligations arising out of the Agreement (on any and each of the Accessorial Agreements);

          - agree that the Agreement and all additional agreements to it shall be signed by representatives of the Borrower and the Bank without our participation and notification. All additional agreements to the Agreement concluded this way will be binding upon us from the date of their execution;

          - undertake to fulfill all term and conditions of the Agreement, including obligations of the Company stipulated in Article 4.3. of the Agreement.

--------- -------------------------- ---------------- ------------ ------------------------------ --------------------
Item No.  Name  of  the  Affiliated  Legal address    Banking      Title  of  the   manager   or  Date of signing,
          party  (legal  entity  or  (place of        details      details     of    power    of  stamp of the
          individual)                residence)                    attorney,     signature    of  Affiliated party
                                                                   representative     of     the
                                                                   Affiliated party
--------- -------------------------- ---------------- ------------ ------------------------------ --------------------

--------- -------------------------- ---------------- ------------ ------------------------------ --------------------



                           BANK                      COMPANY

                  /s/  A. L. Dautov               U. B. Khairov
                  -----------------------         -----------------------
                       A. L. DAUTOV               U. B. KHAIROV




                                                   Appendix # 2

                                                   to Agreement for establishing
                                                   a credit line # 250
                                                   dated May 6, 2002

                                                LIST OF AGREEMENTS

                      considered to be Accessorial Agreements and included into the Agreement

------------ ----------------------------------------------- ---------------------------------------------------------
 Item No.    Date of conclusion, number, name of, parties    Title of the manager or details of power of attorney,
             to agreements included into the Agreement       signature of representative of the Affiliated party and
                                                             stamp (if the Affiliated party is a party to an
                                                             agreement included into the Agreement as an Accessorial
                                                             Agreement)
------------ ----------------------------------------------- ---------------------------------------------------------
------------ ----------------------------------------------- ---------------------------------------------------------
    1.       Loan  Agreement # 5319/A  dated  April  _____,  Administrative Manager
             2002, with Karakudukmunay JSC                   Mr. U. B. Khairov _______________
------------ ----------------------------------------------- ---------------------------------------------------------


                           BANK                                                COMPANY

                  /s/  A. L. Dautov                                          U. B. Khairov
                  -----------------------                                    -----------------------
                       A. L. DAUTOV                                          U. B. KHAIROV


                                              Appendix # 3

                                              to Agreement for establishing
                                              a credit line # 250 of May 6, 2002


 Methods of ensuring fulfilment of the Company's Obligations under the Agreement

          1.   Cash on the deposit;

          2.   Guarantees of Chaparral Resources, Inc.;

          3. Shares of Karakudukmunay JSC belonging to Central Asian Petroleum (Guernsey) Limited.

On items 2 and 3 the terms of execution shall be 30 days from the date of signing the Agreement for establishing a credit line.


                           BANK                      COMPANY

                  /s/  A. L. Dautov               U. B. Khairov
                  -----------------------         ------------------------
                       A. L. DAUTOV               U. B. KHAIROV

                                              Appendix # 4
                                              to Agreement for establishing
                                              a credit line # 250 of May 6, 2002

          Additional (including financial) Obligations of the Company:

1. Providing by the Company a written consent of Shell Capital Services Limited to conclusion of the Agreement for establishing a credit line between Kazkommertsbank OJSC and Closed joint-stock company Karakudukmunay with a limit of 33,000,000 (thirty three million) US dollars;

2. Providing by the Company a written consent of The Law Debenture Trust Corporation p.l.s. (the Pledgee) to participation of Central Asia Petroleum (Guernsey) Limited (the Pledger) in the general shareholders meeting of the Closed joint-stock company Karakudukmunay that was held on April 19 and 20, 2002, and also confirming the right of the Pledger to vote with the shares pledged under the Pledge Agreement;

3. Signing a debt subordination agreement within 30 days of concluding this Agreement for establishing a credit line.


                           BANK                      COMPANY

                  /s/  A. L. Dautov               U. B. Khairov
                  -----------------------         ------------------------
                       A. L. DAUTOV               U. B. KHAIROV